SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2016
 iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 25, 2016, the Board of Directors of iRobot Corporation (the “Company”) appointed Christian Cerda as Chief Operating Officer of the Company, effective June 1, 2016.
Mr. Cerda, 46, previously served as the Company’s Executive Vice President and General Manager, Home Robots Business Unit, a position he held since February 2015, and as the Senior Vice President and General Manager of the Company’s Home Robots Business Unit from May 2013 through February 2015. Prior to joining the Company, he was general manager and vice president of sales and marketing from April 2010 to March 2013 at Whirlpool Corporation, a multinational manufacturer of home appliances, where he held multiple roles with responsibility for sales, marketing, brand communications, product development and supply chain operations. Previously, he served in senior positions at The Boston Consulting Group and Procter & Gamble Co.
Following his appointment as Chief Operating Officer, Mr. Cerda will receive an annual base salary of $425,000 and his target bonus amount will be 75% of base salary. The Company also expects that Mr. Cerda will be granted additional equity compensation with a value of $500,000, subject to time- and performance-based vesting, at the June meeting of the Compensation Committee.

Item 7.01 Regulation FD Disclosure.
On May 31, 2016, the Company issued a press release announcing Mr. Cerda’s appointment as Chief Operating Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

99.1        Press Release issued by the registrant on May 31, 2016, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

May 31, 2016	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on May 31, 2016, furnished herewith.